UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM S-1/A - POST-EFFECTIVE AMENDMENT NO. 4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POWAY MUFFLER AND BRAKE, INC. _______________________________________ (Exact name of registrant as specified in its charter)

Colorado ____________________________________________ (State or other jurisdiction of incorporation or organization)

5 ____________________________________________ (Primary Standard Industrial Classification Code Number)

94-3364776 _______________________________ (I.R.S. Employer Identification Number)

Poway Muffler and Brake, Inc.
13933 Poway Road
Poway, CA 92064
(858) 748-2994
________________________________________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allan Ligi
13933 Poway Road
Poway, CA 92064
(858) 748-2994 _____________________________________________________________________________ (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Karen A. Batcher, Esq.
Synergen Law Group, APC
819 Anchorage Place, Suite 28
Chula Vista, CA 91914
Tel. 619.475.7882
Fax: 619.512.5184

As soon as practicable after this Registration Statement becomes effective. __________________________________________________________
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, No Par Value	1,260,000	$1.10	$1,386,000	$98.82

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $1.10 was determined by the price shares were sold to our shareholders in a private placement memorandum of $1.00, which we completed on August 31, 2000, plus $0.10 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED September 8 , 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

A Registration Statement by Poway Muffler and Brake, Inc., a Colorado corporation, (the “Company”) (Registration No. 333-164856) (the “Registration Statement”) was declared effective on April 22, 2011 (the “Effective Date”) for the purpose of registering 1,260,000 shares of common stock offered for resale by the Company’s shareholders (the “Offering”) under the Securities Act of 1933.  As of the date hereof, no shares have been sold pursuant to the Offering.

This Post-Effective Amendment No. 1 (the “Amendment”) is filed in order to update the Company's Financial Statement and to correct an inaccuracy in the Company’s previously filed Registration Statement and Prospectus which was discovered by the Company following the Effective Date.  Specifically, this Amendment corrects all references to the effective date of the merger between Ross Investments, Inc. and Poway Muffler and Brake, Inc. to December 15, 2008.  This Amendment also correctly reflects that the Company completed only one private offering  63,000 shares (pre 20:1 forward split) of the Company’s common stock at $1.00 per share, rather than two separate offerings as previously stated.

PROSPECTUS

1,260,000 SHARES OF
Poway Muffler and Brake, Inc.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,260,000 shares of our common stock can be sold by selling security holders at a fixed price of $1.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is: September 8 , 2011.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .  Please note that throughout this prospectus, the words “PMB”, “we”, “our” or “us” refer to the Company not to the selling stockholders.

ABOUT OUR COMPANY

The Company was incorporated in the state of Colorado as Ross Investments, Inc. ("Ross" or the "Company") on January 6, 1989.  On December 15, 2008, Ross completed a merger with Poway Muffler and Brake, Inc. a California corporation ("PMB-CA"), with Ross as the surviving corporation (the "Merger").   Simultaneous with the closing of the Merger, Ross Investments, Inc. amended its Articles of Incorporation to change its name to Poway Muffler and Brake, Inc.  Until the Merger with PMB-CA, the Company did not have any business operations, and was essentially dormant during 2007 and 2008.

As a result of the Merger, Poway Muffler and Brake, Inc. (hereinafter "PMB" or the "Company) now operates a retail automotive repair facility in San Diego County, California which offers a comprehensive array of automotive repair and maintenance services. The Company specializes in front-end alignments, brake system, steering, suspension, exhaust, and general engine repair and replacement services.

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 13933 Poway Rd., Poway, CA 92064.  The corporate telephone number is (858) 748-2994.

TERMS OF THE OFFERING

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $1.10 was determined by the price shares were sold to our shareholders in a private placement memorandum of $1.00, which we completed on August 31, 2000, plus $0.10 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

SUMMARY FINANCIALS

The following table provides summary consolidated financial statement data as of December 30, 2010. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus.

Selected Financial Data
	Six Months Ended June 30, (Unaudited)		Year Ended December 30, (Audited)
	2011	2010	2010	2009
Balance Sheet
Total Assets	$48,038	36,243	$40,144	$24,845
Total Liabilities	187,229	125,817	154,499	73,065
Stockholder’s Equity	(139,191)	(89,574)	(114,355)	(84,191)

Statement of Operations
Revenue	23,708	28,459	41,926	47,349
Total Expense	48,544	33,842	71,291	64,523
Net Income (Loss) before Taxes	$(24,836)	$(5,383)	$(29,365)	$(17,974)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

RISKS RELATED TO OUR BUSINESS

We operate in the highly competitive automotive repair industry.

The automotive repair industry in which we operate is generally highly competitive and fragmented, and the number, size and strength of our competitors vary widely from region to region. We believe that competition in the industry is based primarily on customer service, reputation, store location, name awareness and price. Our primary competitors include national and regional undercar specialty and general automotive service chains, both franchised and company-operated, car dealerships, mass merchandisers operating service centers, gas stations and independent garages. Some of our competitors have more financial resources, are more geographically diverse and have better name recognition than we do, which might place us at a competitive disadvantage to those competitors. Because we seek to offer competitive prices, if our competitors reduce prices we may be forced to reduce our prices, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure that we will be able to compete effectively. If we are unable to compete successfully in new and existing markets, we may not achieve our projected revenue and profitability targets.

We are subject to cycles in the general economy that impact demand for our products and services.

The automotive repair industry is subject to fluctuations in the general economy. During a downturn in the economy, customers may defer or forego vehicle maintenance or repair. During periods of good economic conditions, consumers may decide to purchase new vehicles rather than having their older vehicles serviced. While the number of automobiles registered in the United States has steadily increased, this trend may not continue. In any event, should a reduction in the number of miles driven by automobile owners occur, it would likely have an adverse effect on the demand for our products and services. For example, when the retail cost of gasoline increases, the number of miles driven by automobile owners may decrease, which would result in less frequent service intervals and fewer repairs.

We depend on our relationships with our vendors.

We depend on close relationships with our vendors for parts and supplies and for our ability to purchase products at competitive prices and terms.  We believe that alternative sources exist for most of the products we sell or use, and we would not expect the loss of any one supplier to have a material adverse effect on our business, financial condition or results of operations. Our dependence on a small number of suppliers, however, subjects us to the risks of shortages and interruptions. If any of our suppliers do not perform adequately or otherwise fail to distribute parts or other supplies to us, our inability to replace the suppliers in a timely manner and on acceptable terms could increase our costs and could cause shortages or interruptions that could have a material adverse effect on our business, financial condition and results of operations.  For example, we have made an agreement with an aftermarket manufacturer of catalytic converters to supply us with parts at a cost which is approximately 40% less than that of OEM parts.  However, our agreement with aftermarket manufacturers of catalytic converters is not written and can cease at any time, thereby either reducing our income from this service, or making it completely unprofitable.

Our industry is subject to environmental, consumer protection and other regulation.

We are subject to various federal, state and local environmental laws and other governmental regulations regarding the operation of our business. For example, we are subject to rules governing the handling, storage and disposal of hazardous substances contained in some of the products such as motor oil that we sell and use at our store, the recycling of batteries, and used lubricants. These laws and regulations can impose fines and criminal sanctions for violations and require the installation of pollution control equipment or operational changes to decrease the likelihood of accidental hazardous substance releases. Accordingly, we could become subject to material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as a result of exposure to, or release of, hazardous substances. In addition, stricter interpretation of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require us to incur costs or become the basis of new or increased liabilities that could have a material adverse effect on our business, financial condition and results of operations.

National automotive repair chains have also been the subject of investigations and reports by consumer protection agencies and the Attorneys General of various states. Publicity in connection with these investigations could have an adverse effect on our sales and, consequently, our business, financial condition and results of operations. State and local governments have also enacted numerous consumer protection laws that we must comply with.

The costs of our operations may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime, workers’ compensation insurance rates, unemployment tax rates or other laws and regulations. A material increase in these costs that we were unable to offset by increasing our prices or by other means would have a material adverse effect on our business, financial condition and results of operations.

Our business is affected by advances in automotive technology.

The demand for our products and services could be adversely affected by continuing developments in automotive technology. Automotive manufacturers are producing cars that last longer and require service and maintenance at less frequent intervals in certain cases. Quality improvement of manufacturers’ original equipment parts has in the past reduced, and may in the future reduce, demand for our products and services, adversely affecting our sales. For example, manufacturers’ use of stainless steel exhaust components has significantly increased the life of those parts, thereby decreasing the demand for exhaust repairs and replacements. Longer and more comprehensive warranty or service programs offered by automobile manufacturers and other third parties also could adversely affect the demand for our products and services. We believe that a majority of new automobile owners have their cars serviced by a dealer during the period that the car is under warranty. In addition, advances in automotive technology continue to require us to incur additional costs to update our diagnostic capabilities and technical training programs.

We may have difficulty meeting our retail expansion goals, and our retail expansion strategy may not be accretive to earnings.

Our growth strategy includes the opening of new retail facilities in communities within our market area, as well as in other communities contiguous to that which we currently serve. The Company believes that the increasingly complex nature of automotive repair and the need for state-of-the-art equipment may bring opportunities for acquisitions of existing businesses. The Company has not, however, conducted research to determine the demand for our services in any specific location.

We anticipate opening our first expanded location (Store No. 2) in or about month 36. We will then monitor available locations and opportunities within a 5 mile radius but not closer than 1 mile for our third location to be opened in approximately month 42. Following that same pattern we intend to expand again in month 48, then again in month 54, and finally our sixth location in month 60. The Company anticipates that the capital required to open a new store will be approximately $120,000 per location, which includes approximately $30,000 for equipment, and $30,000 for inventory, $30,000 for working capital and $30,000 for securing a 3 bay garage location. Therefore, over the next 36-60 months, the total anticipated cost for expansion is $720,000. In instances where PMB acquires an existing business, it may pay additional amounts for intangible assets such as customer lists, covenants not-to-compete, trade names and goodwill. At this time, the Company anticipates leasing the land and/or buildings. At this time, the Company has not identified any potential locations.

Our ability to establish new retail facilities will depend on whether we can identify suitable sites and negotiate acceptable lease or purchase and sale terms. However, we may not be able to do so, and identifying suitable sites and negotiating acceptable terms may be more expensive, or take longer, than we expect. Moreover, once we establish a new retail facility, numerous factors will contribute to its performance, such as a suitable location, qualified personnel and an effective marketing strategy. In addition, our limited financial resources pose a significant challenge to our expansion goals.  There can be no assurance that our retail facility expansion strategy will be accretive to our earnings within a reasonable period of time.

We rely on an adequate supply of skilled field personnel.

In order to continue to provide high quality services, we require an adequate supply of skilled field managers and technicians. Trained and experienced automotive field personnel are in high demand, and may be in short supply in some areas. We cannot assure that we will be able to attract, motivate and maintain an adequate skilled workforce necessary to operate our existing and future stores efficiently, or that labor expenses will not increase as a result of a shortage in the supply of skilled field personnel, thereby adversely impacting our financial performance. While the automotive repair industry generally operates with high field employee turnover, any material increases in employee turnover rates or any widespread employee dissatisfaction could also have a material adverse effect on our business, financial condition and results of operations.

The loss of key employees could negatively affect our business.

We are currently dependent upon two key employees who are skilled technicians in our industry. The loss of services of one or more of our key employees could have a material adverse effect on our operations.

We depend on the services of key executives.

Our senior executives are important to our success because they have been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. Losing the services of any of these individuals could adversely affect our business until a suitable replacement could be found. It may be difficult to replace them quickly with executives of equal experience and capabilities.

Our management has limited experience managing a public company and our current resources may not be sufficient to fulfill our public company obligations.

Following the completion of this offering, we will be subject to various regulatory requirements, including those of the Securities and Exchange Commission (the “SEC”) and OTCBB. These requirements include record keeping, financial reporting and corporate governance rules and regulations. Our management team has no previous experience in managing a public company. Our internal infrastructure may not be adequate to support our increased reporting obligations and we may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. Our business could be adversely affected if our internal infrastructure is inadequate, we are unable to engage outside consultants or are otherwise unable to fulfill our public company obligations.

We currently have no independent directors to provide management oversight.

Without independent directors, our management will have significant control over decisions that affect our business.  Additionally, the lack of independent directors may result in our security holders having limited protections against interested director transactions, conflicts of interest, and similar matters.

There is limited liability of management and it may require the company to indemnify its officers and directors.

The Company has adopted provisions to its Articles of Incorporation and bylaws, which limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the fullest extent permitted by Colorado corporate law.  Such law generally provides that its officers and directors shall have no personal liability to the Company or its shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.   For the year ended December 31, 2009, we have incurred a net loss of $17,974.  If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

The company has not paid or declared any dividends, nor, does it anticipate paying any dividends in the foreseeable future.

The Company has not paid or declared any dividends, nor, by reason of its present financial status and its contemplated financial requirements, does it anticipate paying any dividends in the foreseeable future. The future payment of dividends by the Company on its Common Stock, if any, rests within the sole discretion of the Company's board of directors and will depend, on among other things, the Company's earnings, its capital requirements and its financial condition as well as other relevant factors.

RISKS RELATED TO OUR COMMON STOCK

The offering price of the shares was determined based upon the price sold in our offering and should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.10 was determined by the price shares were sold to our shareholders in a private placement memorandum of $1.00, which we completed on August 31, 2000, plus $0.10 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 750,000,000 shares of common stock, no par value, of which 1,460,000 shares are issued and outstanding and 10,000,000 shares of preferred stock, no par value, of which zero shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Due to the percentage of our outstanding shares being registered, we may have difficulty offering securities to raise capital in the future.

Our selling shareholders are offering a significant percentage of our outstanding shares pursuant to this Registration Statement.  Because of this, it is unlikely that we will be able to make a successful offering of our securities to raise capital int he near term.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our securities on the OTCBB after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the OTCBB or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. As of February 2008, the Securities and Exchange Commission adopted changes to Rule 144, which, shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The price of $1.10 was determined by the price shares were sold to our shareholders in a private placement memorandum of $1.00, which we completed on August 31, 2000, plus $0.10 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,260,000 shares of our common stock held by 36 shareholders of our common stock which sold pursuant to two separate Regulation D Rule 504 offerings completed  in August 2000 and April 2008, and as more fully described in the section entitled "Issuance of Unregistered Securities" below.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 30, 2011, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name Of Selling Stockholder	Shares of Common Stock Owned Prior to Offering (1)	Shares Of Common Stock To Be Sold	Shares Of Common Stock Owned After Offering (2)	Percent Of Common Stock Owned After Offering (3)
James Charles Aldrup	2,000	2,000	-0-	-0-
Robert Johnson	2,000	2,000	-0-	-0-
David Bender	2,000	2,000	-0-	-0-
Gerald W. Bender	2,000	2,000	-0-	-0-

Stanley C. & Mimi Lee	560,000	560,000	-0-	-0-
Paige Bender	2,000	2,000	-0-	-0-
Black Marlen, Inc. (4)	2,000	2,000	-0-	-0-
Phillip C Broshear	2,000	2,000	-0-	-0-
Marc R Brosseau	2,000	2,000	-0-	-0-
Veronica Magill	2,000	2,000	-0-	-0-
Patrick J Burke	2,000	2,000	-0-	-0-
Tahir Majid	2,000	2,000	-0-	-0-
Gabrielle D. Chandler	100,000	100,000	-0-	-0-
Robert & Carlotta Marsick	2,000	2,000	-0-	-0-
Steve Chandler	200,000	200,000	-0-	-0-
Gary Chin	200,000	200,000	-0-	-0-
Jeffrey C Collins	2,000	2,000	-0-	-0-
Franck Martin	2,000	2,000	-0-	-0-
Davidson Trust (5)	2,000	2,000	-0-	-0-
Marlin Matthews	2,000	2,000	-0-	-0-
Kenneth Miller	40,000	40,000	-0-	-0-
Carolyn E Dilger	2,000	2,000	-0-	-0-
Craig Nelson	2,000	2,000	-0-	-0-
Wayne E Dilger	2,000	2,000	-0-	-0-
Tom Pizer	2,000	2,000	-0-	-0-
Equisource Financial, Inc. (6)	2,000	2,000	-0-	-0-
Michael Scully	2,000	2,000	-0-	-0-
Steve Slater	4,000	4,000	-0-	-0-
Gary L. Thomas	2,000	2,000	-0-	-0-
Chris Tierney	2,000	2,000	-0-	-0-
Linda Holmes-York	2,000	2,000	-0-	-0-
Matthew Ward	2,000	2,000	-0-	-0-
Robert P Jacobsen	2,000	2,000	-0-	-0-
Teri C. Yarborough	2,000	2,000	-0-	-0-
Bruce Penrod	50,000	50,000	-0-	-0-
Intercorp, Inc. (7)	50,000	50,000	-0-	-0-
		1,260,000

(1)	Represents total number of post-split shares owned.
(2)	Assumes that the selling shareholder disposes of all of the shares of common stock covered by this prospectus, and does not acquire any additional shares.
(3)	The percentages are based on 1,460,000 shares of common stock outstanding on the date of this prospectus.
(4)	Marlen Matthews III has voting control and investment decision over securities held by Black Marlen, Inc.
(5)	Neal Davidson has voting control and investment decision over securities held by the Davidson Trust.
(6)	Stephen Hall has voting control and investment decision over securities held by Equisource Financial, Inc.
(7)	Mark Bogani has voting control and investment decision over securities held by Intercorp, Inc.

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in the shareholder’s name.

Other than Bruce Penrod who was an officer and director of the Company up until December 5, 2008, none of the selling shareholders:

●	has had a material relationship with us other than as a shareholder at any time within the past three years;
●	has ever been one of our officers or directors; or
●	is a broker-dealer or affiliate of a broker dealer.

Material Relationships.

No shareholder has a material relationship with our Officer and Director.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  The price of $1.10 was determined by the price shares were sold to our shareholders in a private placement memorandum of $1.00, which we completed on August 31, 2000, plus $0.10 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB subsequent to the effective date of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  However, sales by selling security holder must be made at the fixed price of $1.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.  The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 750,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, no par value per share.  Currently we have 1,460,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Colorado for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Forward Stock Split

On April 10, 2004, the Company's Board of Directors approved a forward stock split of 20:1. The Company did not amend the par value of the Company’s common stock.  Prior to the Forward Split, there were 63,000 shares of the Company’s common stock issued and outstanding and held by 35 shareholders.  Upon  the effectiveness of the Forward Split, 1,197,000 shares were issued to the existing shareholders , for a total of 1, 260,000 shares issued and outstanding.  The additional shares were issued pursuant to the exemption provided under Section 4(2) of the Securities Act.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, no par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by John Kinross Kennedy to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Karen Batcher, of the law firm of Synergen Law Group, APC, 819 Anchorage Place, Suite 28, Chula Vista, CA  91914, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  Ms. Batcher’s consent is attached to this prospectus as an exhibit.

DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

Poway Muffler and Brake, Inc. (previously Ross Investments, Inc.) was incorporated in January 1989 under the laws of the State of Colorado to engage in any lawful corporate undertaking.   Until December, 2008, the Company’s operations were focused on the development of software for online trading of rare coins.

On December 15, 2008, the Company completed a merger with Poway Muffler and Brake, Inc., a California corporation (“PMB-CA”). Pursuant to the Share Exchange Agreement, each of the outstanding shares of PMB-CA common stock was converted into one share of the Company’s common stock.  All 100,000 shares of PMB-CA’s total outstanding common stock were held by Allan Ligi, PMB-CA’s sole shareholder.  Accordingly, upon closing of the Merger, Mr. Ligi’s shares of PMB-CA were converted into 100,000 shares of the Company’s common stock.  In addition, upon the closing of the Merger, the Company amended its Articles of Incorporation to change its name from Ross Investments, Inc. to Poway Muffler and Brake, Inc.  PMB-CA was established in 1994 as a retail automotive repair and maintenance service business.

Information About Our Business

The Company offers a comprehensive array of automotive repair and maintenance services. The Company specializes in front-end alignments, brake system, steering, suspension, exhaust, and general engine repair and replacement services. The Company currently operates solely at its California location at 13933 Poway Rd., Poway, San Diego County, California.

PMB historically operated mainly as muffler and exhaust specialist, with brakes, shocks, and struts serving as sidebar contributors to the Company’s annual revenues.  However, with the changes that have occurred in the automotive repair industry, so has the mix of PMB’s business.  The Company currently provides a broad range of services on passenger cars, light trucks and vans for brakes (estimated at 20% of fiscal 2008 sales); mufflers and exhaust systems (40%); and steering, drive train, suspension and wheel alignment (25%). The Company also provides other products and services including tires (5%) and routine maintenance services including state inspections (10%). PMB specializes in the repair and replacement of parts which must be periodically replaced as they wear out. Normal wear on these parts generally is not covered by new car warranties. The Company typically does not perform under-the-hood repair services except for oil change services, various “flush and fill” services and some minor tune-up services. The Company does not sell parts or accessories to the do-it-yourself market.

The Company  owns and maintains a $30,000 custom tube bending machine enabling PMB to create custom exhaust systems for off road racing vehicles and custom cars with oversized engines, and some older Recreational Vehicles (“RVs”)  requiring specialized exhaust solutions.   To the best of our knowledge, PMB is the only shop of its kind in the San Diego area with an outside lift rack that enables the Company to repair recreational vehicles and large or over-sized off road vehicles.  This allows the Company the unique ability to service RVs, off-road racing vehicles, and custom cars that could not otherwise be serviced by our competitors.

PMB has also developed a catalytic converter replacement program that enables vehicle owners to save approximately 40% compared to purchasing original equipment manufacture ("OEM") parts and still maintain California smog compliant and automotive manufacturers warranty coverage when they require this service.. The Company structured a deal with an aftermarket manufacturer to provide factory qualified replacement catalytic converters that cost approximately 40% less than original manufacturer's parts. This, in turn, drastically reduces the cost of this increasingly needed service. We do not have any written agreements with the aftermarket manufacturer and note that our base costs for catalytic converters can rise at any time, making this segment of our business less profitable. According to the Manufacturers of Emission Controls Association, the average life of a catalytic converter is 100k miles of operation and because consumers are keeping their cars longer this can help increase sales and build-in an additional customer base for various other needed services. The National Bureau of Transportation Statistics 2008 Annual Report shows that the median and mean age of automobiles has steadily increased since 1969. In 2007, the overall median age for automobiles was 9.2 years, a significant increase since 1997 when the median age of vehicles in operation in the US was 8.1 years. The Report also shows that the median age for light trucks is 7.1 years. Therefore, for PMB, the fact that the average age of the U.S. automobile has been increasing the past several years provides the Company with increasing opportunities for growth.. The Company plan is to launch advertising and marketing for its catylic converter replacement service within the next quarter.

The Company has implemented several new programs in the recent years that the Company hopes will provide steady income growth in the future.  For example, PMB recently initiated a service program that includes contracting with local auto body companies to provide suspension repair on automobiles that require such work after an accident.   PMB commenced this service with one local auto body company in 2008, and has already yielded positive results.  While PMB does not currently have a written "referral" agreement with this auto body company, PMB expects this single relationship may provide an increase in revenues on an ongoing basis.

Another recent addition is the establishment of a fleet servicing program. Over the last couple of years, PMB has targeted regional construction, plumbing, and electrical contractors that have at least ten or more vehicles in their fleets and has offered these businesses slightly discounted service rates.   This is a recent undertaking for the Company, and preliminary indications are that the fleet servicing program may be another significant contributor towards PMB’s profitability.

Industry Competition

PMB competes in the approximately $150 billion U.S. automotive aftermarket industry, which includes replacement parts (collision parts and heavy truck parts excluded), accessories, maintenance items, batteries, and automotive fluids for cars, and light trucks.  Primary competitors include auto dealers, national, regional and local shops, as well as shops run by mass merchandisers.  However, PMB’s ability to service large and custom vehicles gives PMB a market advantage over its local competitors.   Additionally, because of its geographical location, PMB does not experience the same level of seasonality as shops located in cold weather climates.

Governmental Regulations and Environmental Laws

The Company is subject to rules governing the handling, storage and disposal of hazardous substances contained in some of the products that we sell and use.  PMB handles used automotive oils, fluids, and solvents that are disposed of by third party contractors licensed to handle such waste. As a result, while PMB is subject to a number of federal, state, and local laws designed to protect the environment. The Company is also subject to regulation regarding the installation of catalytic converters. In addition to environmental laws, PMB is subject to the Federal Occupational Safety and Health Act and other laws regulating safety and health.

These laws and regulations can impose fines and criminal sanctions for violations and require the installation of pollution control equipment or operational changes to decrease the likelihood of accidental hazardous substance releases. Accordingly, we could become subject to material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as a result of exposure to, or release of, hazardous substances. In addition, stricter interpretation of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require us to incur costs or become the basis of new or increased liabilities that could have a material adverse effect on our business, financial condition and results of operations.

National automotive repair chains have also been the subject of investigations and reports by consumer protection agencies and the Attorneys General of various states. Publicity in connection with these investigations could have an adverse effect on our sales and, consequently, our business, financial condition and results of operations. State and local governments have also enacted numerous consumer protection laws that we must comply with.

The costs of our operations may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime, workers’ compensation insurance rates, unemployment tax rates or other laws and regulations. A material increase in these costs that we were unable to offset by increasing our prices or by other means would have a material adverse effect on our business, financial condition and results of operations.

Employees

The Company currently employs two full time employees.

DESCRIPTION OF PROPERTY

Our principal office is located at13933 Poway Road, Poway, CA 92064.  PMB leases its main retail location in Poway, CA. In February, 2008, the Company signed a five year lease extension on the shop location. The lease terms are 60 months at $2,600 per month, for a total commitment of $156,000 through the end of 2012.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek quotation on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board.

We intend to apply for quotation of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

AVAILABLE INFORMATION

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders
Poway Muffler and Brake, Inc.

I have audited the accompanying balance sheet of Poway Muffler and Brake, Inc. as of December 31, 2010 and 2009 and the related statements of operations and of cash flows for the years then ended and for the period from inception, (January 6, 1989), to December 31, 2010. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but do not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Poway Muffler and Brake, Inc. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended, and for the period from inception, (January 6, 1989), to December 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has accumulated losses in the two years and four months since inception and suffered declining sales in the most recent year ended December 31, 2010.  These factors raise substantial doubt concerning the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
March 9, 2011

POWAY MUFFLER & BRAKE, INC.
Balance Sheet
as at December 31,

	2010	2009
ASSETS
Current Assets
Cash and Cash Equivalents	$195	$785
Accounts Receivable	10,439	5,239
Inventory	8,397	16,964
Prepaid Rent	1,857	1,857
Total Current Assets	20,888	24,845

Property and Equipment	111,876	91,387
Accumulated Depreciation	(92,620)	(91,387)
Total Property and Equipment	19,256	-

Total Assets	$40,144	$24,845

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts Payable	9,356	6,000
Current portion, long term debt	5,352
Total Current Liabilities	14,708	6,000

Long Term Liabilities
Obligations under capital lease	13,747	-

Other Liabilities
Stockholder's Loan	72,187	67,065
Due to affiliated company	53,857	35,971
	126,044	103,036

Total Liabilities	154,499	109,036

Stockholders' Deficit
Common Stock, no par value; authorized:
750,000,000 shares; issued and outstanding:
1,360,000 shares as at December 31, 2009
1,460,000 shares as at December 31, 2010	1,460	1,360
Additional Paid-In Capital	190,842	190,942
Deficit	(48,138)	(17,974)
Deficit accumulated in the development stage	(258,519)	(258,519)

Total Stockholders' Deficit	(114,355)	(84,191)

Total Liabilities and Shareholders' Deficit	$40,144	$24,845

The accompanying notes are an integral part of these financial statements

POWAY MUFFLER & BRAKE, INC.
Statement of Operations
For the years ended December 31, 2010 and 2009

	For the Year Ended
	December 31,
	2010	2009

Sales	$234,497	$218,384

Cost of Sales	192,571	171,035

Operating Income	41,926	47,349

General and Administrative Expenses
Professional Fees	8,591	12,390
Occupancy Costs	32,368	31,540
Other General and Administrartive Expenses	30,332	20,593

General and Administrative Expenses	71,291	64,523

Net Income before taxes	(29,365)	(17,174)

Taxes	800	800

Net Income after Taxes	$(30,165)	$(17,974)

Net Income per common share, basic and diluted	$(0.02)	$(0.01)

Weighted average shares outstanding,
basic and diluted	1,394,795	1,360,000

The accompanying notes are an integral part of these financial statements

POWAY MUFFLER AND BRAKE INC.
Statement of Stockholders' Equity
for the period since Inception, January 6, 1989, to December 31, 2010

				Deficit
				Accumulated		Total
	Common Stock		Additional	during the	Retained	Shareholders'
	Number of		Paid-In	Development	Earnings	Equity
	Shares	Amount	Capital	Stage	(Deficit)	(Deficit)

Inception, January 6, 1989	-	$-	$-	$-	$-	$-
Common stock issued for cash at
$1.00 per share August 2000	63,000	$63	$62,937			$63,000
Forward stock split 20 : 1 -
Reverse old stock	(63,000)	$(63)	$(62,937)			$(63,000)
Record new stock	1,260,000	1260	61,740			$63,000
Common stock issued for services
at $.50 per share April, 2004	50,000	50	24,950			25,000
Common stock issued for services
at $.50 per share April, 2004	50,000	50	$24,950			25,000
Net loss for the period from inception
Jan. 6, 1989 to Dec. 31, 2006				(113,000)		(113,000)
Balances, December 31, 2006	1,360,000	$1,360	$111,640	$(113,000)	$-	$-

Net income (loss) for the year				-		-
Balances, December 31, 2007	1,360,000	$1,360	$111,640	$(113,000)	$-	$-
					-	-
December 15, 2008: merger of
Ross Investments, Inc. ** with
Poway Muffler & Brake, Inc.
Cumulative deficit and Paid-in
Capital-Poway Muffler& Brake			79,302	(136,199)		(56,897)
Net loss for the year				(9,320)		(9,320)

Balances, December 31, 2008	1,360,000	$1,360	$190,942	$(258,519)	$-	$(66,217)

Net loss for the year					(17,974)	(17,974)

Balances, December 31, 2009	1,360,000	$1,360	$190,942	$(258,519)	$(17,974)	$(84,191)

Common stock issued pursuant
to merger August 26, 2010	100,000	100	(100)			-
Net loss for the year					$(30,164)	$(30,164)

Balances, December 31, 2010	1,460,000	$1,460	$190,842	$(258,519)	$(48,138)	$(114,355)

** Ross Investments, Inc. changed its name to Poway Muffler and Brake, Inc.

The accompanying notes are an integral part of these financial statements

POWAY MUFFLER & BRAKE, INC.
Statement of Cash Flows
For the years ended December 31, 2010 and 2009

	For the Year Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net Income from operations	$(30,164)	$(17,974)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation	1,508	-
Accumulated depreciation	(275)	-
Current portion, long term debt	5,352	-
Change in operating assets and liabilities:
Accounts Receivable	(5,200)	4,818
Accounts Payable	3,356	(7,156)
Inventory	8,567	-
Net cash provided by (used by) operating activities	(16,856)	(20,312)

Cash flows from investing activities:
Purchase/retirement of fixed assets	(20,489)	-
Net cash (used by) investing activities	(20,489)	-

Cash flows from financing activities:
Sale of stock for cash
Contributed capital
Proceeds of stockholders' loan	5,122	2,485
Proceeds of loan from affiliated company	17,886	16,795
Proceeds of capitalized leases	13,747	-
Net cash provided by (used by)financing activities	36,755	19,280

Net increase (decrease) in cash	(590)	(1,032)

Cash, beginning of the period	785	1,817

Cash, end of the period	$195	$785

Supplemental cash flow disclosure:
Interest paid	$463	$326
Taxes paid	$800	$800

The accompanying notes are an integral part of these financial statements

POWAY MUFFLER AND BRAKE, INC.

NOTES TO THE FINANCIAL STATEMENTS
For the Fiscal year ended December 31, 2010

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The financial statements presented are those of Poway Muffler and Brake, Inc., doing business as PMB Automotive Repair, (the “Company”).  The Company was incorporated as Ross Investments Inc. under the laws of  the State of Colorado  on January 6, 1989. It changed its name to Poway Muffler And Brake Inc. on December 15, 2008.

The Company was capitalized in 2000 and made preparations to enter business, but no revenue was subsequently earned.   The company was dormant in 2007 and was dormant in 2008 until a merger with Poway Brake and Muffler, Inc. This  was effected on December 15, 2008 by the exchange of stock with the sole stockholder of Poway Muffler and Brake, Inc., a closely held private company operating a brake and muffler business in Poway, California. Ross Investments Inc. was the legal acquirer and surviving company.  The President of Ross Investments, Bruce Penrod, resigned and was replaced by Alan Ligi, President of Poway Muffler and Brake. Ross Investments thereupon changed its name to Poway Brake and Muffler, Inc.

The original Poway Muffler and Brake Inc. was incorporated in California on August 15, 2003 to enter the muffler and brake business.  The Company purchased an existing business, Poway Muffler and Brake at 13933 Poway Road, Poway, California on August 30, 2003.  Alan J. Ligi assumed the offices of President, Secretary and Treasurer, and a Director.  On December 15, 2008 a merger was effected with Ross Investments Inc., a Colorado shell corporation, by the exchange of stock.  See also Note 7.  The original Poway Muffler and Brake stock was cancelled.  Ross Investments was the acquirer and the surviving corporation.  Bruce Penrod resigned as President of Ross Investments and was replaced by Alan Ligi, President of Poway Muffler and Brake. Ross Investments Inc. then changed its name to Poway Brake and Muffler Inc.

Current Business of the Company

The Company operates a muffler and brake shop in a 2,060 square foot stand-alone leased building having three bays, an outside bay and a loft for inventory.  Apart from serving the public, the Company serves others in the automobile trade with whom they have formed business relationships:  truck fleets, auto dealerships, auto repair shops.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING P0LICIES

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities;  quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses.  The carrying amounts of such financial instruments as of December 31, 2010, were determined according to the following inputs:

		Observable Inputs
	Observable	Other Than	Unobservable
	Inputs	Level 1 Prices	Inputs, significant	Total
	Level 1	Level 2	Level 3

Cash and Cash Equivalents	195			195
Accounts Receivable		10,439		10,439
Accounts Payable		9,356		9,356
Obligations under Capital Lease		13,437		13,437
Shareholders' Loan		72,187		72,187
Due to affiliated co.		53,857		53,857
	195	159,276	0	159,471

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company generated a deferred tax credit through net operating loss carryforward.

A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

	2010		2009
Loss for the year	$	(30,165)	$(17,974)
Average statutory tax
Rate		35%	35%

Expected income tax
Provision		$--	$--

Significant components of deferred income tax assets are as follows:

	2010	2009
Net operating losses
Carried forward	$308,000	$278,493
Valuation allowance	(308,265)	( 278,493
Net deferred
Income Tax Assets	$--	$--

The increase in valuation allowance for the year ended March 31, 2011 was $29,772 because there is no assurance the Company will be able to utilize the losses carried forward.

The Company has net operating losses carried forward of approximately $308,000 for tax purposes which will expire in 2028 through 2030 if not utilized.

The fiscal years ended December 31, 2010, 2009, 2008 and 2007 are open for audit.

Development Stage

The Company was in the development stage from inception, January 6, 1989 through December 31,2008.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company for the year ended December 31, 2010 recorded a loss of $30,165.   Cumulative losses of $308,657 since incorporation January 6, 1089 indicate that the Company may have difficulty in continuing as a going concern.

Management has embarked on a sales campaign aimed at other businesses in the automobile trade.  However the ability of the Company to continue as a going concern is dependent on the successful stimulation of sales in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Accounts Receivable

The company’s accounts receivable are trade receivables from local businesses and individuals in the auto repair business.  The Company expects to collect the receivables in the next accounting period.  An allowance for doubtful accounts has been established at zero, based on collection experience since 2003.

Inventory

	2010	2009
Finished Goods	$8,397	$16,964
Inventoried Costs	0	0
Work in Process	0	0
Raw Materials	0	0
Supplies	0	0

	$8,397	$16,964

Inventories are stated at the lower of cost or market value.  Inventories consist primarily of mufflers of various types available to be installed. Cost includes only the wholesale cost of mufflers.  Market value represents net realizable value. A periodic inventory system is maintained by 100% count.  Inventory in previous years was replaced as installed in order to maintain the optimum stock on hand available for immediate installation.  The inventory was thus kept at the same level year to year. In 2010 the Company’s muffler dealer developed a capability for short order, allowing inventory stocks to be run down.  Slow moving and obsolescent items were written down by $4,068.

Property and Equipment

	2010	2009

Furniture and Equipment	$111,876	$91,387
Accumulated depreciation	92,620	91,387

	$19,256	$0

Fixtures and equipment are stated at cost less accumulated depreciation at cost and depreciated using straight line methods over the estimated useful lives of the related assets ranging from 7 to 10 years.  Maintenance and repairs are expensed currently. The cost of normal maintenance and repairs is charged to operations as incurred.  Major overhaul that extends the useful life of existing assets is capitalized.  When equipment is retired or disposed, the costs and related accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

The Company purchased $20,489 in sophisticated auto engine analyzing equipment in the current fiscal year.

Long-lived assets

The Company accounts for long-lived assets under the FASB (Financial Accounting Standards Board) ASC (Accounting Standard Codification) 340-10 Other Assets and Deferred Costs,  (SFAS 142 and 144: “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets”) . In accordance with ASC 340-10, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset will not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

Basic and Diluted Earnings Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As at December 31, 2010 and 2009, there were no potentially dilutive securities

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2010 and 2009:

	2010		2009
Basic and diluted net loss per share:

Numerator
Net Income (Loss)		$(30,164)	$(17,974)
Denominator
Basic and diluted weighted average
number of shares outstanding		1,460.000	1,460,000

Basic and Diluted Net Loss Per Share	$	(0.02)	$(0.01)

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of completion of services to customers when a formal arrangement exists, the price is fixed or determinable, the delivery of services is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

NOTE 3 – STOCKHOLDER’S LOAN

2010	2009
$72,187	$67,065

The loan from a stockholder is not subject to interest and has no terms of repayment or maturity date.

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-29 “Revenue Recognition – Milestone Method (Topic 605)” provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010 – 17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU has a material impact on its financial position or results of operations at this time.

On December 1, 2010, we adopted guidance issued by the FASB ASU 2010-15 on the consolidation of variable interest entities.  The new guidance requires revised evaluations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests.  Adoption of the new guidance did not have a material impact on our financial statements.

The Company has reviewed issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

There were no contingent liabilities as at December 31, 2010.

The Company signed a new property lease on September 30, 2008 for the following three year period at a minimal rent of $2,060 plus a common area fee of $640 per month.  An annual rent escalation clause is based on the Consumer Price Index for “San Diego – All Items”.   The lease provides for an option to renew for five years at a re-negotiated rent.

Future minimum lease payments required under the lease are as follows, for fiscal years ending December 31:

2011	$24,300	Plus C.P.I. escalation

Total future minimum lease payments	$24,300

NOTE 6 – CAPITAL STRUCTURE

Common Stock Transactions during the period from incorporation, January 6, 1989, (as Ross Investments Inc.)  through December 31, 2010

In August, 2000, 63,000 shares were issued for cash at $1.00 per share in a private offering that realized $63,000.

On April 10, 2004 a 20 to 1 forward stock split was effected and 1,197,000 shares were issued pursuant to Regulation D.

In April, 2004, 50,000 shares were issued to an individual for services.  An expense of $25,000 was recorded.

In April, 2004, 50,000 shares were issued to an individual for services.  An expense of $25,000 was recorded.

On December 15, 2008 a merger was effected between Ross Investments Inc. and Poway Muffler and Brake Inc., a private California company, in which Ross Investments was the acquirer and surviving corporation.

On August 26, 2010, 100,000 shares were issued pursuant to the merger agreement.

As at December 31, 2010 and 2009, the Company was authorized to issue 750,000,000 shares of $0.001 par value common stock, of which 1,460,000 shares were issued and outstanding at December 31, 2010 and 2009.

NOTE 7 – RELATED PARTY TRANSACTIONS

On August 26, 2010 the President and CEO of the Company, Alan Ligi, was issued 100,000 shares of common stock pursuant to the merger agreement with Ross Investments Inc. Mr. Ligi had been the 100% stockholder of the original Poway Muffler and Brake Inc. that merged with Ross Investments. Ross Investments later changed its name to Poway Muffler and Brake, Inc.

NOTE 8 –FINANCIAL STATEMENTS REISSUED

These audited financial statements for the years ended December 31, 2010 and 2009 were previously issued prior to the revision of the statements.  The revisions, as follows, change or add to the detail of certain transactions and reclassify or correct certain items to more clearly represent the accuracy or nature of the items.  There was no effect on net loss or net equity.

Balance Sheet
Par value changed from $0.01 to “no par value”.
Issued and outstanding shares corrected from 1,360,000 to 1,460,000.
There was no change to net loss, stockholders’ equity or stockholders’ deficit.
Statement of Operations
The Company has completed its development stage.  The cumulative financial data from inception that is required to be presented in the development stage, has been dropped.
Statement of Equity
Revisions to numbers in 2002 and 2006 were interchanged, resulting in no change to reported net loss or stockholders’ equity.

Notes to the Financial Statements
a.	Note 1: The description of the merger between Ross Investments Inc. and Poway Muffler & Brake Inc. as a reverse acquisition has been revised to a “merger”.
b.	Note 2: Inventory. Major classes of inventory have been disclosed.
c.	Note 6: Capital Structure: An explanation was added in Note 7 for issuance of 100,000 shares pursuant to the merger. The cancellation of 100,000 shares was dropped.

NOTE 9 – LEGAL PROCEEDINGS

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 10 – SUBSEQUENT EVENTS

Events subsequent to December 31, 2010 have been evaluated through June 23, 2011, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be disclosed.

POWAY MUFFLER & BRAKE, INC.
Balance Sheet
as at June 30, 2011 and December 31, 2010

	June 30	December 31,
	2011	2010
ASSETS	(Unaudited)
Current Assets
Cash and Cash Equivalents	$6,049	$195
Accounts Receivable	13,732	10,439
Inventory	8,307	8,397
Prepaid Rent	1,857	1,857
Prepaid Sales Tax	(563)	-
Total Current Assets	29,382	20,888

Property and Equipment	111,876	111,876
Accumulated Depreciation	(93,220)	(92,620)
Total Property and Equipment	18,656	19,256

Total Assets	$48,038	$40,144

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts Payable	10,479	9,356
Sales Tax Payable	1,833	-
Current portion, long term debt	2,214	5,352
Total Current Liabilities	14,526	14,708

Long Term Liabilities
Obligations under capital lease	14,208	13,747

Other Liabilities
Stockholder's Loan	79,687	72,187
Due to affiliated company	78,808	53,857
	158,495	126,044

Total Liabilities	187,229	154,499

Stockholders' Deficit
Common Stock, $0.01 par value; authorized:
750,000,000 shares; issued and outstanding:
1,460,000 shares as at December 31, 2010
1,460,000 shares as at June 30, 2011	1,460	1,460
Additional Paid-In Capital	192,842	192,842
Deficit	(72,974)	(48,138)
Deficit accumulated in the development stage	(260,519)	(260,519)
	`
Total Stockholders' Deficit	(139,191)	(114,355)

Total Liabilities and Shareholders' Deficit	$48,038	$40,144

The accompanying notes are an integral part of these financial statements

POWAY MUFFLER & BRAKE, INC.
Statement of Operations
For the six months ended June 30, 2011
(Unaudited)

	June 30,	June 30,
	2011	2010

Sales	$144,785	$105,020

Cost of Sales	121,077	76,561

Gross Profit	23,708	28,459

General and Administrative Expenses
Professional Fees	18,655	6,047
Occupancy Costs	16,160	15,942
Other General and Administrartive Expenses	13,729	15,942

General and Administrative Expenses	48,544	33,842

Net Income before taxes	(24,836)	(5,383)

Taxes	-	-

Net Income after Taxes	$(24,836)	$(5,383)

Net Income per common share, basic and diluted	$-	$-

Weighted average shares outstanding,
basic and diluted	1,460,000	1,360,000

The accompanying notes are an integral part of these financial statements

POWAY MUFFLER AND BRAKE INC.
Statement of Stockholders' Equity
for the period since Inception, January 6, 1989, to June 30, 2011
(Unaudited)

				Deficit
				Accumulated		Total
	Common Stock		Additional	during the	Retained	Shareholders'
	Number of		Paid-In	Development	Earnings	Equity
	Shares	Amount	Capital	Stage	(Deficit)	(Deficit)

Inception, January 6, 1989	-	$-	$-	$-		$-
Common stock issued for cash at
$1.00 per share July 31, 2000	60,000	$60	$59,940			$60,000
Common stock issued for cash at
$.05 per share August 31, 2003	1,100,000	1100	53,900			55,000
20:1 stock split April 10, 2004	2,840,000	2840	(2,840)
Common stock issue April 20, 2004	1,260,000	1,260	$(1,260)
Net loss for the period from inception
Jan. 6, 1989 to Dec. 31, 2006				(115,000)		(115,000)
Balances, December 31, 2006	5,260,000	5,260	109,740	$(115,000)		-

Net income for the year ended						-
December 31, 2007				-		-
Balances, December 31, 2007	5,260,000	$5,260	$109,740	$(115,000)	$-	$-
					-	-
April 24, 2008: reverse merger of
Ross Investments, Inc. ** with
Poway Muffler and Brake, Inc.:
Common stock retired,cancelled	(4,000,000)	(4,000)	4,000			-
Common stock issued	100,000	100	(100)			-
Cumulative deficit and Paid-in
Capital-Poway Muffler& Brake			79,302	(136,199)		(56,897)
Net loss for the year				(9,320)		(9,320)

Balances, December 31, 2008	1,360,000	$1,360	$192,942	$(260,519)	$-	$(66,217)

Net loss for the year					(17,974)	(17,974)

Balances, December 31, 2009	1,360,000	$1,360	$192,942	$(260,519)	$(17,974)	$(84,191)
Common stock issued pursuant
to 2008 merger, Aug. 26, 2010	100,000	100	(100)			-
Net loss for the year					$(30,164)	$(30,164)

Balances, December 31, 2010	1,460,000	$1,460	$192,842	$(260,519)	$(48,138)	$(114,355)
Net loss for the the six months					(24,836)	(24,836)

Balances, June 30, 2011	1,460,000	$1,460	$192,842	$(260,519)	$(72,974)	$(139,191)

** Ross Investments, Inc. changed its name to Poway Muffler and Brake, Inc.

The accompanying notes are an integral part of these financial statements

POWAY MUFFLER & BRAKE, INC.
Statement of Cash Flows
For the six months ended June 30, 2011
(Unaudited)

	June 30	June 30
	2011	2011
Cash flows from operating activities:
Net Income from operations	$(24,836)	(5,383)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation	600	-
Change in operating assets and liabilities:
Accounts Receivable	(3,293)	(4,919)
Prepaid Sales Tax	563	-
Accounts Payable	1,123	4,545
Sales Tax Payable	1,833	-
Inventory	90	441
Current Portion, Long Term Debt	(3,138)	-
Net cash provided by (used by) operating activities	(27,058)	(5,316)

Cash flows from investing activities:
Capitalized leases	461	-
Net cash (used by) investing activities	461	-

Cash flows from financing activities:
Sale of stock for cash
Contributed capital
Proceeds of stockholders' loan	7,500	4,122
Proceeds of loan from affiliated company	24,951	8,114
Net cash provided by (used by) financing activities	32,451	12,236

Net increase (decrease) in cash	5,854	6,920

Cash, beginning of the period	195	785

Cash, end of the period	$6,049	$7,705

Supplemental cash flow disclosure:
Interest paid	$-	$765
Taxes paid	$-	$800

The accompanying notes are an integral part of these financial statements

POWAY BRAKE AND MUFFLER, INC.

NOTES TO THE FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2011
(Unaudited)

NOTE 1 – BASIS OF PREPARATION

These interim financial statements as of and for the six  months ended June 30, 2011 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end December  31, 2010 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the six month period ended June 30, 2011 are not necessarily indicative of results for the entire year ending December 31, 2011.

NOTE 2 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The financial statements presented are those of Poway Muffler and Brake, Inc., doing business as PMB Automotive Repair, (the “Company”).  The Company was incorporated as Ross Investments Inc. in Colorado on January 6, 1989. The Company was capitalized in 2000 and made preparations to enter business, but no revenue was subsequently earned.   The Company was dormant in 2007 and 2008 until a merger with Poway Brake and Muffler, Inc. was effected on December 15, 2008.  Poway Muffler and Brake, Inc. was a closely held private company operating a brake and muffler business in Poway, California. Ross Investments was the acquirer and surviving company. The President of Ross Investments, Bruce Penrod, resigned and was replaced by Alan Ligi, President of Poway Muffler and Brake. Ross Investments thereupon changed its name to Poway Brake and Muffler, Inc.

The original Poway Muffler and Brake Inc. was incorporated in California on August 15, 2003 to enter the muffler and brake business.  The Company purchased an existing business, Poway Muffler and Brake at 13933 Poway Road, Poway, California on August 30, 2003.  Alan J. Ligi assumed the offices of President, Secretary and Treasurer, and a Director.  On December 15, 2008 a merger was effected with Ross Investments Inc., a Colorado shell corporation.  The original Poway Muffler and Brake stock was cancelled.  Ross Investments was the acquirer and the surviving corporation.  Ross Investments Inc. then changed its name to Poway Brake and Muffler Inc.

Current Business of the Company

The Company operates a muffler and brake shop in a 2,060 square foot stand-alone leased building having three bays, an outside bay and a loft for inventory.  Apart from serving the public, the Company serves others in the automobile trade with whom they have formed business relationships:  truck fleets, auto dealerships, auto repair shops.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING P0LICIES

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities;  quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses.  The carrying amounts of such financial instruments as of June 30, 2011, were determined according to the following inputs:

		Observable Inputs
	Observable	Other Than	Unobservable
	Inputs	Level 1 Prices	Inputs, significant	Total
	Level 1	Level 2	Level 3

Accounts Receivable		13,732		13,732
Accounts Payable		10,479		10,479
Stockholders' Loan		79,687		79,687
	0	103,898		103,898

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company generated a deferred tax credit through net operating loss carry-forward.  However, a valuation allowance of 100% has been established.

Development Stage

The Company was in the development stage from inception, January 6, 1989 through December 31, 2008.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company for the six months ended June 30, 2011 recorded a loss of $24,836.   Cumulative losses of $333,493 since inception August 15, 2003 indicate that the Company may have difficulty in continuing as a going concern.

Management has embarked on a sales campaign aimed at other businesses in the automobile trade.  However the ability of the Company to continue as a going concern is dependent on the successful stimulation of sales in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Accounts Receivable

The company’s accounts receivable are trade receivables from local businesses and individuals in the auto repair business.  The Company expects to collect the receivables in the next accounting period.  An allowance for doubtful accounts has been established at zero, based on collection experience since 2003.

Inventory

	June 30,	December 31,
	2011	2010

Finished Goods	$8,307	$8,397
Inventoried Costs	0	0
Work in Process	0	0
Raw Materials	0	0
Supplies	0	0

	$8,307	$8,397

Inventories are stated at the lower of cost or market value.  Cost includes only the wholesale cost of mufflers.  Market value represents net realizable value.  Inventories consist of mufflers of various types available to be installed.  A periodic inventory system is maintained by 100% count.  Inventory in previous years was replaced as installed in order to maintain the optimum stock on hand available for immediate installation.  The inventory was thus kept at the same level year to year. In 2010 the Company’s muffler dealer developed a capability for short order, allowing inventory stocks to be run down.  Slow moving and obsolescent items were written down in the fiscal year ended December 31, 2010 by $4,068.

Property and Equipment

Fixtures and equipment are stated at cost less accumulated depreciation at cost and depreciated using straight line methods over the estimated useful lives of the related assets ranging from 7 to 10 years.  Maintenance and repairs are expensed currently. Fixtures and equipment including leasehold improvements totaled $111,876 as at June 30, 2011 and December 31, 2010 which, after application of depreciation, netted to 18,686 at June 30, 2011 and 19,256 at December 31, 2010. The cost of normal maintenance and repairs is charged to operations as incurred.  Major overhaul that extends the useful life of existing assets is capitalized.  When equipment is retired or disposed, the costs and related accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

The Company purchased $20,489 in sophisticated auto engine analyzing equipment in the fiscal year ended December 31, 2010.

Long-lived assets

The Company accounts for long-lived assets under the FASB (Financial Accounting Standards Board) ASC (Accounting Standard Codification) 340-10 Other Assets and Deferred Costs,  (SFAS 142 and 144): “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets”) . In accordance with ASC 340-10, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset will not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

Basic and Diluted Earnings Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As at June 30, 2011, there were no potentially dilutive securities.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the three months ended June 30, 2011:

2011
Basic and diluted net loss per share:

Numerator
Net Income (Loss)	$(24,836)
Denominator
Basic and diluted weighted average number of shares outstanding	1,460,000

Basic and Diluted Net Loss Per Share	$(0.00)

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of completion of services to customers when a formal arrangement exists, the price is fixed or determinable, the delivery of services is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

NOTE 4 – STOCKHOLDER’S LOAN

June 30, 2011	December 31, 2010

$79,687	72,187

The loan from a stockholder is not subject to interest has no terms of repayment.

NOTE 5 – RECENT ACCOUNTING PRONOUNCEMENTS

On December 1, 2010 we adopted guidance issued by the FASB ASU 2010-15 on the consolidation of variable entities.  The new guidance requires revised valuations of whether entities represent variable interest entities, ongoing assessments of control over such entities and additional disclosures for variable interests.  Adoption of the new guidance did not have a material impact on our financial statements.

The Company has reviewed issued accounting pronouncements and plans to adopt those that are applicable to it.  The Company does not expect the adoption of any other pronouncements to have a n impact on its results of operations or financial position.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

There were no contingent liabilities as at June 30, 2011.

The Company signed a new property lease on September 30, 2008 for the following three year period at a minimal rent of $2,060 plus a common area fee of $640 per month.  An annual rent escalation clause is based on the Consumer Price Index for “San Diego – All Items”.   The lease provides for an option to renew for five years at a re-negotiated rent.

Future minimum lease payments required under the lease are as follows, for fiscal years ending December 31:

2011	24,300	Plus C.P.I. escalation

Total future minimum lease payments	$24,300

NOTE 7 – CAPITAL STRUCTURE

Common Stock Transactions during the period from inception January 6, 1989, (as Ross Investments Inc.)  through  June 30, 2011:

On July 1, 2000, 63,000 shares were issued for cash at $1.00 per share in a private offering that realized $63,000.

On April 10, 2004 a 20 to 1 forward stock split was effected, and 1,197,000 shares were issued pursuant to regulation D.

On December 15, 2008 a merger was effected between Ross Investments Inc. and Poway Muffler and Brake Inc., a private California company, in which Ross Investments was the acquirer and surviving corporation.  Under the terms of the Merger Agreement, 4,000,000 shares of Ross Investments held by Bruce Penrod, majority shareholder and President of the Company, were retired and cancelled.  These shares were replaced by 100,000 Ross Investment of shares of nominal value nil that were re-issued to Bruce Penrod.  By this means Bruce Penrod relinquished control of the Company.

On August 26, 2010, 100,000 shares were issued at par value $0.001 pursuant to the merger agreement between Ross Investments Inc. and Poway Muffler and Brake Inc.

As at June 30, 2011and December 31, 2010, the Company was authorized to issue 750,000,000 shares of $0.001 par value common stock, of which 1,460,000 shares were issued and outstanding at June 30, 2011 and December 31, 2010.

NOTE 8 – LEGAL PROCEEDINGS

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 9 – SUBSEQUENT EVENTS

Events subsequent to June 30, 2011 have been evaluated through July 23,2011, the date these statements were available to be issued, to determine whether they should be disclosed.  Management found no subsequent events to be disclosed.

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND FINANCIAL RESULTS

BUSINESS OVERVIEW

The Company was incorporated in January 1989 as Ross Investments, Inc. under the laws of the State of Colorado.  From the date of Incorporation through December, 2008, the Company was a development stage company engaged in the business is software design and development for trading rare coins on the internet.  Prior to completing development of the software, other companies came to market with similar software, making our software virtually unmarketable.  In 2008, the Company's sole officer and director began to seek other companies for potential merger.

On December 15, 2008, the Company completed a merger with Poway Muffler and Brake, Inc., a California corporation (“PMB-CA”). Pursuant to the Share Exchange Agreement, each of the outstanding shares of PMB-CA common stock was converted into one share of the Company’s common stock.  All 100,000 shares of PMB-CA’s total outstanding common stock were held by Allan Ligi, PMB-CA’s sole shareholder.  Accordingly, upon closing of the Merger, Mr. Ligi’s shares of PMB-CA were converted into 100,000 shares of the Company’s common stock.  In addition, upon the closing of the Merger, the Company amended its Articles of Incorporation to change its name from Ross Investments, Inc. to Poway Muffler and Brake, Inc.  PMB-CA was established in 1994 as a retail automotive repair and maintenance service business.

Since the date of Incorporation through June 30, 2011, the Company has incurred operating losses of $333,493.

RESULTS OF OPERATIONS

Our gross revenue for the year ended December 31, 2009 was $47,349 and for the year ended December 31, 2010, was $40,144. Our operating expenses for the year ended December 31, 2009 totaled $64,523 and for the year ended December 31, 2010 totaled $71,291.  Thus, we generated net losses before taxes of $17,974 and $29,365 for the years ended December 31, 2009 and December 31, 2010 respectively.

Gross revenue for the six months ending June 30, 2011 was $23,708, and operating expenses were $48,544.  Net losses before taxes for the three months ending June 30, 2011 were $24,836.

PLAN OF OPERATIONS

Short Term Goals (next 12 months)

Over the next 12 months, the Company’s growth plans include continuing efforts to further expand the catalytic converter replacement program , the fleet servicing program and auto body shop associations.    Our plan of operation for the next twelve months will be focused on two major areas:  Marketing and Research and Development.

Marketing

Our plan is to continue our service operations while expanding our new programs.  To do this, Mr. Ligi intends to designate 15 hours per week on marketing the Company’s fleet servicing and auto body programs to applicable business owners within the surrounding communities.

In addition, the Company intends to launch the marketing of its catalytic converter replacement program.  Marketing activities shall include actively marketing local car dealerships and numerous other automotive repair facilities that do not service exhaust systems.

One other marketing-related initiative calls for the Company to target driving schools as well as local area high schools driving programs to offer educational services to new drivers in training. PMB plans to provide this community service to educate new drivers on how to check their oil, and do routine vehicle inspection. Providing this service, PMB establishes its reputation early as a Company that both cares about its customers and more importantly, can be trusted when it comes to maintaining a safe and reliable vehicle.

Research and Development

We will continuously educate ourselves on automobile-related trends and consumer preferences, such as focus on environmentally-friendly alternatives, which may lead to additional replacement part programs like our catalytic converter replacement program.

Long Term Goals (five years)

Expansion

PMB consists of one Company owned store, with plans to expand to six such locations over the next 36 - 60 months.   The company believes that there are significant expansion opportunities in new as well as existing market areas which will result from a combination of opening new stores and acquiring existing store locations. The Company believes that the increasingly complex nature of automotive repair and the need for state-of-the-art equipment may bring opportunities for acquisitions of existing businesses.  The Company has not, however, conducted research to determine the demand for our services in any specific location.

We anticipate opening our first expanded location (Store No. 2) in or about month 36. We will then monitor available locations and opportunities within a 5 mile radius but not closer than 1 mile for our third location to be opened in approximately month 42. Following that same pattern we intend to expand again in month 48, then again in month 54, and finally our sixth location in month 60.

The Company anticipates that the capital required to open a new store will be approximately $120,000 per location, which includes approximately $30,000 for equipment, and $30,000 for inventory, $30,000 for working capital and $30,000 for securing a 3 bay garage location. Therefore, over the next 36-60 months, the total anticipated cost for expansion is $720,000. In instances where PMB acquires an existing business, it may pay additional amounts for intangible assets such as customer lists, covenants not-to-compete, trade names and goodwill. At this time, the Company anticipates leasing the land and/or buildings. At this time, the Company has not identified any potential locations. Our ability to establish new retail facilities will depend on whether we can identify suitable sites and negotiate acceptable lease or purchase and sale terms. However, we may not be able to do so, and identifying suitable sites and negotiating acceptable terms may be more expensive, or take longer, than we expect. Moreover, once we establish a new retail facility, numerous factors will contribute to its performance, such as a suitable location, qualified personnel and an effective marketing strategy. There can be no assurance that our retail facility expansion strategy will be accretive to our earnings within a reasonable period of time. In addition, our limited financial resources pose a significant challenge to our expansion goals.

Source of Funds

The Company plans to use funds generated from operations to accomplish its expansion goals.  However, given our current earnings, we may not yet have capital reserves necessary to move forward.  In such a case, the Company may decide to raise capital through the sale of stock.  As noted above in the section entitled "Risk Factors", finding potential investors may be difficult due to the high percentage of our stock being registered pursuant to this Registration Statement.  The issuance of common stock may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.  Due to these facts, we may be unable to seek outside funding, and our expansion goals will not be met.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Executive Officers and Directors:

Name	Age	Position
Allan Ligi	50	President, CEO, CFO, Secretary and Director

Mr. Ligi has been the sole Officer and Director of PMB since December, 2008.  Prior to that, Mr. Ligi was the sole Officer and Director of PMB-CA.

For the past five years, Mr. Ligi has been the Operations Manager of PMB (and, prior to the Merger, was the Operations Manager for PMB-CA) as well as the General Manager for an auto body repair shop called "Auto Body Excellence."  Mr. Ligi currently dedicates 50% of his work day (7:30 am  5:30 pm, Monday through Friday) to overseeing the PMB operation, and the other 50% overseeing operations at Auto Body Excellence.  PMB and Auto Body Excellence are conveniently located next door to each other, which allows Mr. Ligi the option to be available to the other business if the need arises.

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

EXECUTIVE COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year. The table below shows what we have paid to our directors since our inception on January 1989.

Name	Title	Year	Salary	Bonus	Other Comp.	Restricted Stock Awarded	Options/ SARs (#)	LTIP Payouts ($)	Other Comp
Bruce Penrod	Pres/ CEO/ CFO/ Sec. Treas.	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Allan Ligi	Pres/ CEO/ CFO/ Sec. Treas.	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following table sets forth the ownership, as of September 1, 2010, of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 1, 2010, there were 1,460,000 common shares issued and outstanding.  To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

		Amount and Nature of
Title of Class	Name of Owner	Beneficial Ownership (1)		Percent of Class (%)
Common	Allan Ligi President, CFO, CEO, Secretary, Treasurer and Director	200,000	(2)	13.70
Common	Gabrielle D. Chandler	100,000		6.85
Common	Steve Chandler	200,000		13.70
Common	Stanley C. & Mimi Lee	560,000		38.36
Common	Gary Chin	200,000		13.70

(1) Includes shares that could be obtained by the named individual within the next 60 days.
(2) Includes 100,000 shares of Ross Investments, Inc. prior to the Merger, plus the 100,000 shares issued to Mr. Ligi on August 26, 2010, as a result of the Merger.

The percent of class is based on 1,460,000  shares of common stock issued and outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our sole officer and director has advanced us $71,187 for operating expenses. This amount is non-interest bearing, unsecured and due on demand. Our agreement with our sole officer and director regarding this amount is oral and there is no written document evidencing its terms. Otherwise, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.49
Transfer Agent Fees	1,200.00
Accounting fees and expenses	7,000.00
Legal fees and expenses	15,000.00
Edgar filing fees	750.00

Total:	$23,954.49

All amounts are estimates other than the Commission's registration fee.

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Colorado Revised Statutes Section 7-109-102, our Articles of Incorporation and our bylaws.

Under the Colorado Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's  articles of incorporation.  That is not the case with our articles of incorporation. Excepted from that immunity are actions:

(a)  in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b)  in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(a)  such indemnification is expressly required to be made by law;

(b)  the proceeding was authorized by our shareholders;

(c)  such indemnification is provided by us, in our sole discretion,  pursuant to the powers vested us under Colorado law; or

(d)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

ISSUANCES OF UNREGISTERED SECURITIES

On August 31, 2000, we completed a private offering of 63,000 shares of common stock at a price of $1.00 per share a total of 35 purchasers.  The total received from this offering was $63,000.  We completed this offering pursuant to Regulation D, Rule 504 of the Securities Act.

On April 10, 2004, the Company's Board of Directors approved a forward stock split of 20:1. The Company did not amend the par value of the Company’s common stock.  Prior to the Forward Split, there were 63,000 shares of the Company’s common stock issued and outstanding and held by 35 shareholders.  Upon  the effectiveness of the Forward Split, 1,197,000 shares were issued to the existing shareholders , for a total of 1, 260,000 shares issued and outstanding post-split.  The additional shares were issued pursuant to the exemption provided under Section 4(2) of the Securities Act.

In April, 2008, we completed a private offering of 50,000 shares of common stock to our former officer and director, Bruce Penrod, and another 50,000 shares of common stock at a price of $0.000 to Intercorp, Inc. (a company owned by Mr. Mark Bogani)  as payment for management services rendered since inception. The total cash received from this offering was $0.000.  We valued services for Mr. Penrod and Intercorp, Inc. at $25,000.00 each, for a total of $50,000. We completed this offering pursuant to Regulation D, Rule 504 of the Securities Act.

On December 15, 2008, contemporaneous with the merger with PMB, Mr. Ligi was to be issued 100,000 shares of our common stock  in exchange for 100,000 shares of common stock of PMB owned by Ligi.  In oversight, those 100,000 were not issued to Mr. Ligi until August 26, 2010.    Therefore, all references to the outstanding number of shares of PMB in the attached financials do not include Mr. Ligi's additional 100,000 shares.  The shares issued to Mr. Ligi pursuant to the Merger were exempt from registration under Section 4(2) of the Securities Act.  Neither of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering.No other shares were issued in the merger.

The offer and sale of all Shares of our common stock listed above, but for the noted exception, were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation D promulgated under the Securities Act.

EXHIBITS

Exhibit
Number	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal Opinion of Synergen Law Group with consent to use*
23.1	Consent of Independent Registered Accounting Firm*
*Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.        To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

(a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  registration Statement; and

(c)  include any additional or changed material information on the plan of distribution.

2.        That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.        To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.        That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell  such securities to such purchaser:

(i)    any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

(ii)   any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

(iii)  the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information about us or our securities provided by or on behalf of us; and

(iv)  any other communication that is  an  offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Poway, State of California, on September 8, 2011.

POWAY MUFFLER & BRAKE, INC.

By:	/s/ Allan Ligi
Name:	Allan Ligi
Title:	President, Chief Executive Officer, Chief Financial
Officer, Secretary, Principal Accounting Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Allan Ligi
Name:	Allan Ligi
Title:	President, Chief Executive Officer, Chief Financial
Officer, Secretary, Principal Accounting Officer, and Director
Date:	September 8, 2011